FIRST AMENDMENT TO LOAN AGREEMENT


      THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "AMENDMENT"), dated for reference purposes only as of July 20, 1998 by and between FirstCity Financial Corporation, a Delaware corporation ("BORROWER"), with its principal place of business at 6400 Imperial Drive, P.O. Box 8216, Waco, Texas 76714 and Bank of Scotland, acting through its branch in New York, New York ("BANK")


                               RECITALS:

            Borrower and BOS have entered into that certain Loan Agreement dated as of April 8, 1998 (the "EXISTING AGREEMENT") pursuant to which Bank agreed to provide credit facilities to Borrower in the original maximum amount of $50,000,000, which the maximum principal amount has been reduced pursuant to the express terms of the Existing Agreement to $40,000,000.

            Borrower has requested that Bank increase the credit facility to $50,000,000.

            Bank has agreed to increase the credit facility pursuant to the terms and conditions of this Amendment.

            The parties deem it to be in their best interest to amend the Existing Agreement to reflect the increase in the maximum loan amount.

NOW THEREFORE, in consideration of any loan, advance, extension of credit and/or other financial accommodation at any time made by Bank to or for the benefit of Borrower and Bank agree as follows:

1.    Recitals and Definitions.

      1.1. Borrower hereby represents and warrants to Bank that the foregoing Recitals are (a) true and accurate, (b) an integral part of this Amendment; and
(c) hereby incorporated into this Amendment and made a part hereof.

      1.2. All terms capitalized but not expressly defined herein shall, for purposes hereof, have the respective meanings set forth in the Existing Agreement.

2. Amendments to Loan Agreement. The Existing Agreement is hereby amended as follows:

     2.1   All references to "Reduction Events" in the Existing Agreement are






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hereby deleted.

     2.2 Section 2.2(a) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

            (A) NOTWITHSTANDING ANYTHING AT ANY TIME TO THE CONTRARY CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT, BUT SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 2.2(D), THE PRINCIPAL PORTION OF BORROWER'S LIABILITIES OUTSTANDING AT ANY ONE TIME DURING THE TERM HEREOF SHALL NOT EXCEED AN AMOUNT EQUAL TO THE LESSER OF (A) $50,000,000 AND (B) THE BORROWING BASE WHICH AMOUNT IS REFERRED TO HEREIN AS THE "MAXIMUM PRINCIPAL AMOUNT."

     2.3 Section 2.2(e) of the Existing Agreement is hereby deleted in its entirety and the following is substituted therefor:

            (E) IN THE EVENT THAT THE OUTSTANDING PRINCIPAL BALANCE OF THE LOAN EXCEEDS THE MAXIMUM PRINCIPAL AMOUNT AT ANY TIME, BORROWER SHALL PAY THE AMOUNT OF SUCH EXCESS TO BANK, WITHOUT NOTICE OR DEMAND, AND ANY AMOUNT NOT SO PAID SHALL BEAR INTEREST AT THE DEFAULT RATE UNTIL PAID. THIS IS AN ABSOLUTE OBLIGATION TO PAY TO BANK THE AMOUNT OF THE UNPAID PRINCIPAL BALANCE OF THE LOAN IN EXCESS OF SAID MAXIMUM PRINCIPAL AMOUNT, REGARDLESS OF THE CAUSE OF SUCH EXCESS.

     2.4 Sections 2.12(b) of the Existing Agreement is hereby deleted in its entity and the following is substituted therefor:

            (B) UNUSED COMMITMENT. BORROWER SHALL PAY AN UNUSED COMMITMENT FEE IN AN AMOUNT EQUAL TO .125% (ON AN ANNUAL BASIS, BASED ON A 365-DAY YEAR) OF THE DIFFERENCE BETWEEN $50,000,000 AND THE DAILY OUTSTANDING PRINCIPAL BALANCE OF THE LOAN. SUCH FEE SHALL BE PAYABLE QUARTERLY IN ARREARS ON THE LAST BUSINESS DAY OF EACH CALENDAR QUARTER.

      2.5   Section 3.3(c) is hereby deleted.

3. Representations and Warranties of Borrower. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank that:

            (a) Borrower represents and warrants that the execution and delivery of this Amendment, and the performance by Borrower of its obligations under this Amendment and the other Loan Documents, as amended, are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary



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governmental approvals (if any shall be required) and do not and will not contravene or conflict with any provisions of law, or the Articles of Incorporation or corporate By-Laws of Borrower or of any other agreement binding upon Borrower;

            (b) Borrower represents and warrants that this Amendment, and each other instrument executed by Borrower concurrently herewith, is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to the general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

            (c) Borrower represents and warrants that all of the representations and warranties of Borrower made in the Loan Documents are true and correct as of the date hereof, except where such representation or warranty specifically relates to an earlier date. Borrower hereby expressly remakes and reaffirms each and every representation, warranty and covenant set forth in the Agreement and the other Loan Documents to which Borrower is a party to and for the benefit of Agent and Lenders, as if made on the date herein and fully set forth herein.

            (d) Borrower represents and warrants that no Event of Default or Unmatured Default under the Loan Documents exists and Borrower is in full compliance with all of the terms, conditions and all provisions of the Agreement and the other Loan Documents.

            (e) Borrower represents and warrants that it is Borrower's belief, based upon Borrower's best knowledge that Borrower shall, on or before September 30, 1998 publicly offer and sell securities, in the form of preferred stock of Borrower, resulting in net proceeds of sale to Borrower in an amount of not less than $45,000,000 and Borrower has no knowledge that would lead Borrower to believe that such offering of securities shall not be effected or that net proceeds in an amount of less than $45,000,000 would not be paid to Borrower therefrom. Borrower represents and warrants that the sale of such securities shall be effected in compliance with the provisions of Section 6.3(f) of the Loan Agreement and that the net proceeds thereof shall be paid to Bank in accordance with the provisions of Section 3.3(d) of the Loan Agreement.

            (f) Borrower, Bank and NationsBank, N.A. are in the process of negotiating an amendment of the Loan Agreement, pursuant to which the Maximum Principal Amount would be increased to $75,000,000 and a portion of the Loans would be sold by Bank to NationsBank, N.A., a co-lender. Borrower represents and warrants to Bank that Borrower has no knowledge that would lead Borrower to believe that such amendment will



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not be effected on or before September 30, 1998.


4.    Miscellaneous.

      4.1. Fees. In addition to all fees payable by Borrower in connection with the Existing Agreement, Borrower shall pay to Bank $25,000 in connection with this Amendment.

      4.2. Reimbursement for Expenses. Upon demand by Bank therefor, Borrower shall reimburse Bank for all reasonable costs, fees and expenses incurred by Bank or for which Bank becomes obligated, in connection with the negotiation, preparation and conclusion of this agreement, including without limitation, reasonable attorney's fees, costs and expenses, search fees, title insurance policy fees, costs and expenses, filing and recording fees and all taxes payable in connection with this Amendment.

      4.3. Waiver of Claims. Borrower hereby acknowledges, agrees and affirms that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Loan Agreement, or any other Loan Document or any amendments thereto (collectively, the "CLAIMS"), nor does Borrower now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of the Loan Agreement, or any other Loan Document, as amended by the amendments thereto, Borrower hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

      4.4. Representation by Counsel. Borrower hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Amendment and the other Loan Documents; that it has read and fully understood the terms hereof; Borrower and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Amendment, and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Amendment.

      4.5. Counterparts. This Amendment and the other Loan Documents may be executed in any number of counterparts, and by the different parties hereto and thereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original;



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all the counterparts for each such Loan Document shall together constitute one and the same agreement.

      4.6. Fax Execution. For purposes of negotiating and finalizing this Amendment (including any subsequent amendments thereto), any signed document transmitted by facsimile machine ("FAX") shall be treated in all manner and respects as an original document. The signature of any party by FAX shall be considered for these purposes as an original signature. Any such FAX document shall be considered to have the same binding legal effect as an original document, provided that an original of the faxed document was mailed by first class US Mail or personally delivered to the recipient, on the date of its transmission with proof of the fax transmission. At the request of either party, any FAX document subject to this Amendment shall be re-executed by both parties in an original form. The undersigned parties hereby agree that neither shall raise the use of the FAX or the fact that any signature or document was transmitted or communicated through the use of a FAX as a defense to the formation of this Amendment and execution of this Amendment and the other Loan Documents; that it has read and fully understood the terms hereof; Borrower and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Amendment, and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Amendment.

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      IN WITNESS WHEREOF, this First Amendment to Loan Agreement has been duly executed as of the day and year specified at the beginning hereof.


                                    BORROWER:
                                    ---------

                                    FIRSTCITY FINANCIAL CORPORATION
                                    a Delaware corporation

                                    By:
                                    Title:


                                    BANK:

                                    BANK OF SCOTLAND

                                    By:
                                    Title:



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